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                                    EXHIBIT 5


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                                  July 10, 1997



RF Micro Devices, Inc.
7625 Thorndike Road
Greensboro, North Carolina  27409-9421

      Re: RF Micro Devices, Inc.

Ladies and Gentlemen:

                  We have served as counsel for RF Micro Devices, Inc. (the "Company") in connection with its registration under the Securities Act of 1933, as amended, of 3,426,000 shares of its common stock, no par value (the "Shares"), which are proposed to be offered and sold pursuant to the (1) 1997 Key Employees' Stock Option Plan of RF Micro Devices, Inc.; (2) Nonemployee Directors' Stock Option Plan of RF Micro Devices, Inc.; (3) Employee Stock Purchase Plan of RF Micro Devices, Inc.; and (4) RF Micro Devices, Inc. 1992 Stock Option Plan (individually, a "Plan" and collectively, the "Plans"), and pursuant to the Company's Registration Statement on Form S-8 (the "Registration Statement") to be filed with the Securities and Exchange Commission (the "Commission") with respect to the Shares.

                  In rendering this opinion, we have relied upon, among other things, our examination of such records of the Company and certificates of its officers and of public officials as we have deemed necessary. We express no opinion as to matters under or involving the laws of any jurisdiction other than the corporate law of the State of North Carolina.

                  Based upon the foregoing, and having regard for such legal considerations as we have deemed relevant, we are of the opinion that the Shares have been duly authorized and, when issued and paid for in accordance with the terms of the respective Plan, will be validly issued, fully paid and nonassessable.

                  We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement.

                            WOMBLE CARLYLE SANDRIDGE & RICE
                            A Professional Limited Liability Company


                            By: /s/ David W. Dabbs
                                ----------------------------
                                David W. Dabbs